UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 20, 2022

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware .	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value, $.001 Per Share	PESI	NASDAQ Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Definitive Agreement

Option Agreement

On January 20, 2022, Perma-Fix Environmental Services, Inc.’s (the “Company) Compensation and Stock Option Committee (the “Compensation Committee”) and the Board of Directors (the “Board”) approved an amendment which further revised certain terms (as described below) of the Nonqualified Stock Option (“NQSO”) Agreement dated July 27, 2017 (“Stock Option Agreement”) entered into between the Company and Mr. Robert L. Ferguson in connection with Mr. Ferguson’s consulting work relating to the Test Bed Initiatives of the Company’s subsidiary, Perma-Fix Northwest Richland, Inc. (“PFNWR”). Pursuant to the Stock Option Agreement, Mr. Ferguson was granted a NQSO from the Company’s 2017 Stock Option Plan for the purchase of up to 100,000 shares of the Company Common Stock at an exercise price of $3.65 a share, which was the fair market value of the Company’s Common Stock on the date of grant of July 27, 2017 (“Ferguson Stock Option”). The vesting of the Ferguson Stock Option is subject to the achievement of the following milestones (“waste” as noted below is defined as liquid LAW (“low activity waste”) and/or liquid TRU (“transuranic waste”)):

● Upon treatment and disposal of three gallons of waste at the PFNWR facility on or before January 27, 2018, 10,000 shares of the Ferguson Stock Option shall become exercisable. This milestone was met and the shares under this milestone were issued to Mr. Ferguson;

● Upon treatment and disposal of 2,000 gallons of waste at the PFNWR facility on or before December 31, 2021, as previously amended, 30,000 shares of the Ferguson Stock Option shall become exercisable; and

● Upon treatment and disposal of 50,000 gallons of waste at the PFNWR facility and assistance, on terms satisfactory to the Company, in preparing certain justifications of cost and pricing data for the waste and obtaining a long-term commercial contract relating to the treatment, storage and disposal of waste on or before December 31, 2022, as previously amended, 60,000 shares of the Ferguson Stock Option shall become exercisable.

The term of the Ferguson Stock Option is seven (7) years from the grant date. Each of the milestones is exclusive of each other; therefore, achievement of any of the milestones above by Robert Ferguson by the designated date will provide Robert Ferguson the right to exercise the number of options in accordance with the milestone attained.

On January 20, 2022, the Company’s Compensation Committee and the Board approved an amendment to the Stock Option Agreement whereby the vesting dates of the Ferguson Stock Option for the second and third milestones were further amended to “on or before December 31, 2022” and “on or before December 31, 2023”, respectively. This amendment was approved by the Compensation Committee and the Board to take effect December 31, 2021.

All other terms of the Ferguson Stock Option remain unchanged.

The information contained in Items 5.02 as to the Company’s Management Incentive Plans (“MIPs”) are incorporated herein by reference.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Principal Officers.

On January 20, 2022, the Compensation Committee and the Board approved individual MIPs for the calendar year 2022 for Mark Duff, our Chief Executive Officer (the “CEO”); Ben Naccarato, our Executive Vice President (“EVP”) and Chief Financial Officer (the “CFO”); Dr. Louis Centofanti, our EVP of Strategic Initiatives; Andy Lombardo, our EVP of Nuclear and Technical Services; and Richard Grondin our EVP of Waste Treatment Operations (collectively, the “Executive Officers”). Each of the MIPs is effective January 1, 2022 and applicable for year 2022. Each MIP provides guidelines for the calculation of annual cash incentive-based compensation, subject to Compensation Committee oversight and modification.

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The performance compensation under each MIP for the Executive Officers is based upon meeting certain of the Company’s separate target objectives during 2022 as described in Exhibit 99.5 to 99.9 of this report.

Certain targets set forth in each of the 2022 MIPs take into account the Board-approved budget for 2022 as well as the Compensation Committee’s expectation for performance that in its estimation would warrant payment of incentive cash compensation. In formulating certain targets, the Compensation Committee and the Board considered 2021 results, economic conditions, potential continued impact of COVID-19 and forecasts for 2022 government spending.

Assuming each target objective is achieved under the same range for each MIP, the total potential target performance compensation payable ranges from 25% to 150% of the 2022 base salary for the CEO ($93,717 to $562,304), 25% to 100% of the 2022 base salary for the CFO ($76,193 to $304,772), 25% to 100% of the 2022 base salary for the EVP of Strategic Initiatives ($63,495 to $253,980), 25% to 100% of the 2022 base salary for the EVP of Nuclear and Technical Services ($76,193 to $304,772) and 25% to 100% ($65,308 to $261,233) of the 2022 base salary for the EVP of Waste Treatment Operations.

Performance compensation under the 2022 MIPs are to be paid on or about 90 days after year-end, or sooner, based on finalization of our audited financial statements for 2022.

The Compensation Committee retains the right to modify, change or terminate each MIP and may adjust the various target amounts described below, at any time and for any reason.

The total to be paid to the Executive Officers under the MIPs shall not exceed 50% of the Company’s pre-tax net income prior to the calculation of performance compensation.

The Compensation Committee and the Board determined that no performance payments would be made to the Executive Officers under their 2021 MIPs. In lieu of any performance payments to the Executive Officers under the 2021 MIPs and in an attempt to retain the Executive Officers, on January 20, 2022, the Compensation Committee and the Board determined that the base annual compensation for each Executive Officer for 2022 is increased by approximately 6.4% to offset the cost of living increase. The annual base compensation of each Executive Officer for 2022 is set forth in the attached MIP for that Executive Officer.

The descriptions of the 2022 MIPs contained herein are qualified by reference to the respective MIPs attached as exhibits 99.5 to 99.9 to this Report.

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Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

99.1	Stock Option Agreement dated July 27, 2017 between Perma-fix Environmental Services, Inc. and Mr. Robert L. Ferguson, as incorporated by reference from Exhibit 10.6 to the Company’s second quarter Form 10-Q filed on August 9, 2017.

99.2	First Amendment to Stock Option Agreement dated July 27 between Perma-Fix Environmental Services, Inc. and Mr. Robert L. Ferguson, as incorporated by reference from Exhibit 10.23 to the Company’s 2018 Form 10-K filed on April 1, 2019.

99.3	Second Amendment to Stock Option Agreement dated July 27 between Perma-Fix Environmental Services, Inc. and Mr. Robert L. Ferguson, as incorporated by reference from Exhibit 99.3 to the Company’s Form 8-K filed on March 31, 2020.

99.4	Third Amendment to Stock Option Agreement dated July 27 between Perma-Fix Environmental Services, Inc. and Mr. Robert L. Ferguson.

99.5	2022 Management Incentive Plan for Chief Executive Officer, approved January 20, 2022, but effective January 1, 2022.

99.6	2022 Management Incentive Plan for Chief Financial Officer, approved January 20, 2022, but effective January 1, 2022.

99.7	2022 Management Incentive Plan for EVP of Strategic Initiatives, approved January 20, 2022, but effective January 1, 2022.

99.8	2022 Management Incentive Plan for EVP of Nuclear and Technical Services, approved January 20, 2022, but effective January 1, 2022.

99.9	2022 Management Incentive Plan for EVP of Waste Treatment Operations, approved January 20, 2022, but effective January 1, 2022.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2022

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Executive Vice President and
Chief F1inancial Officer

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